FORM OF
                                 AMENDMENT NO. 1
                                     to the
                       TRANSFER AGENCY SERVICES AGREEMENT


The Transfer Agency Services Agreement dated as of December 29, 1998, by and between PFPC INC. and E*TRADE FUNDS is hereby amended as follows:

1. Exhibit A is hereby amended and substituted with the attached Exhibit A.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Transfer Agency Services Agreement to be executed by their respective officers thereunto duly authorized as of _______________, 1999.


                                          PFPC INC.


                                          By:_________________________________
                                             Name:
                                             Title:


                                          E*TRADE FUNDS


                                          By:_________________________________
                                             Name:
                                             Title:

                                    EXHIBIT A
                                     to the
                       TRANSFER AGENCY SERVICES AGREEMENT



This Exhibit A, amended as of ______________, 1999, is Exhibit A to that certain Transfer Agency Services Agreement dated as of December 29, 1998 between PFPC, Inc. and E*TRADE Funds.


PORTFOLIOS

E*TRADE S&P 500 Index Fund

E*TRADE Extended Market Index Fund

E*TRADE Bond Index Fund

E*TRADE Technology Index Fund

E*TRADE International Index Fund

E*TRADE E-Commerce Index Fund